Exhibit 10.28

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April 4, 2018 (this “Agreement”), is executed by Pat Roney, an individual who resides at 532 Jenifer Ct., Santa Rosa, CA 95404 (“Obligor”), in favor of and for the benefit of TGAM Agribusiness Fund Holdings LP, a Delaware limited partnership, with a business address located at 221 First Street, Davis, CA 95616 (“Secured Party”).

RECITALS

A.            Secured Party is party to that certain Stock Purchase Agreement, dated as of even date herewith, by and between Vintage Wine Estates, Inc., a California corporation (the “Company”), and Secured Party (the “Purchase Agreement”), pursuant to which Secured Party has agreed to purchase, and the Company has agreed to sell, shares of the Company’s Series B Stock, without par value, representing approximately 21.45% of the capital stock of the Company on a Fully Diluted Basis (as defined in the Purchase Agreement), to Secured Party.

B.            Obligor, a shareholder of the Company, will receive substantial direct and indirect benefits from the transactions under the Purchase Agreement and Underlying Documents (as defined in the Support Agreement (as defined below)) (collectively, the “Transactions”).

C.            In connection with the foregoing, and in order to induce Secured Party to enter into the Transactions, Obligor has executed and delivered an Investment Support Agreement, dated as of even date herewith, in favor of Secured Party (the “Support Agreement”), pursuant to which Obligor has agreed to make certain payments to Secured Party and guarantee the obligations of the Company under that certain Put Right Note (as defined in the Support Agreement), among other things.

D.            In connection with the foregoing, Obligor has agreed to enter into this Agreement and to pledge and grant to Secured Party the security interest in the Collateral described below to secure his obligations under the Support Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Obligor hereby agrees with Secured Party as follows:

1.                                      Definitions and Interpretation.  Unless otherwise defined or indicated herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Support Agreement, and all terms defined in the California Uniform Commercial Code (the “UCC”) shall have the respective meanings given to those terms in the UCC.

2.                                      Grant of Security Interest.  To secure the Obligations (as defined in Section 3 hereof), Obligor hereby pledges and grants to Secured Party, and hereby creates a continuing first priority lien and security interest in favor of Secured Party in and to all of his right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”).

(a)                                 all shares of capital stock or other securities of the Company owned by Obligor (the “Pledged Securities”); and

(b)                                 all Proceeds (as such term is defined in Section 9-102 of the UCC and which, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto) and products of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to Obligor from time to time with respect to any of the foregoing.

3.                                      Security for Obligations.  The obligations secured by this Agreement (the “Obligations”) shall mean and include all liabilities and obligations, howsoever arising, owed by Obligor to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Support Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Obligor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

4.                                      Perfection of Security Interest and Further Assurances.

(a)                                 Obligor shall, from time to time, as may be required by Secured Party with respect to all Collateral, take all actions as may be requested by Secured Party to perfect the security interest of Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable, and Obligor shall take all actions as may be requested from time to time by Secured Party so that control of such Collateral is obtained and at all times held by Secured Party.  All of the foregoing shall be at the sole cost and expense of Obligor.

(b)                                 Obligor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by Obligor hereunder, without the signature of Obligor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by Obligor, or words of similar effect.  Obligor agrees to provide all information required by Secured Party pursuant to this Section promptly to Secured Party upon request.

(c)                                  Obligor agrees that at any time and from time to time, Obligor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(d)                                 Obligor agrees that he will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever (except for the restrictions on the Collateral pursuant to that certain Shareholders’ Agreement, of even date herewith, by and among the Company and its shareholders, and the Amended and Restated Voting Agreement, of even date herewith, by and among the Company and the parties named therein) on, any of the Collateral or any interest therein, except as expressly provided for herein or with the prior written consent of Secured Party.

5.                                      Representations and Warranties.  Obligor hereby represents and warrants as follows:

(a)                                 Ownership of Collateral.  At the time the Collateral becomes subject to the lien and security interest created by this Agreement, Obligor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others, except for the security interest created by this Agreement.

(b)                                 Security Interest.  The pledge of the Collateral creates a valid security interest in the Collateral, which security interest is a perfected and first priority security interest, securing the payment of the Obligations and the obligations hereunder.

(c)                                  Authority.  Obligor has full power, authority and legal right to enter into the Support Agreement and this Agreement and pledge the Collateral pursuant to this Agreement.

(d)                                 No Conflicts.  The execution and delivery of the Support Agreement and this Agreement by Obligor, and the performance by Obligor of his obligations hereunder and thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to Obligor or any of his property, any agreement or instrument to which Obligor is party or by which Obligor or his property is bound.

(e)                                  Restatement of Representations and Warranties.  On and as of the date any property becomes Collateral, the foregoing representations and warranties shall be deemed restated with respect to such additional Collateral.

6.                                      Further Assurances.  Obligor agrees that at any time and from time to time, at Obligor’s expense, Obligor will promptly execute and deliver all further instruments and documents, including, without limitation, all additional Pledged Securities, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

7.                                      Events of Default; Remedies.

(a)                                 Event of Default.  An Event of Default shall be deemed to have occurred under this Agreement upon the occurrence and during the continuance of a breach of Obligor’s obligations herein or under the Support Agreement.

(b)                                 Rights Under the UCC.  In addition to all other rights granted hereby, and otherwise by law, Secured Party shall have, with respect to the Collateral, the rights and obligations of a secured party under the UCC.

(c)                                  Sale of Collateral.  Obligor acknowledges and recognizes that Secured Party may be unable to effect a public sale of all or a part of the Pledged Securities and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof.  Obligor acknowledges that any such private sales may be at prices and on terms less favorable to Secured Party than those of public sales, and agrees that so long as such sales are made in good faith such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party has no obligation to delay sale of any Pledged Securities to permit the issuer thereof to register it for public sale under the Securities Act of 1933, as amended or under any state securities law.

(d)                                 Compliance with the Exchange Act.  Upon the occurrence of an Event of Default and at Secured Party’s request, Obligor agrees to use Obligor’s best efforts to cause the Company to disseminate publicly all information required to be disseminated pursuant to the Securities Exchange Act of 1934, as amended, in the event that the Company or Obligor is required to file reports under such Act, or to otherwise make available such information as to permit the public or private sale of the Collateral in accordance with the terms of this Agreement.  Obligor further agrees to use Obligor’s best efforts to cause the Company to cooperate with Secured Party in taking whatever additional action may be required to effect such public or private sale of the Collateral.

(e)                                  Notice, Etc.  In any case where notice of sale is required, ten (10) days’ notice shall be deemed reasonable notice.  Secured Party may have resort to the Collateral or any portion thereof with no requirement on the part of Secured Party to proceed first against any other Person or property.

(f)                                   Other Remedies.  Upon the occurrence and during the continuance of an Event of Default, (i) at the request of Secured Party, Obligor shall assemble and make available to Secured Party all records relating to the Pledged Securities at any place or places specified by Secured Party, together with such other information as Secured Party shall request concerning Obligor’s ownership of the Pledged Securities and relationship to the Company; and (ii) Secured Party or its nominee shall have the right, but shall not be obligated, to vote or give consent with respect to the Pledged Securities or any part thereof.

8.                                      Secured Party Appointed Attorney-in-Fact.

(a)                                 Obligor hereby appoints Secured Party as Obligor’s attorney-in-fact, with full authority in the place and stead of Obligor and in the name of Obligor or otherwise, from time to time in Secured Party’s discretion and to the full extent permitted by law to take any action and to execute any instrument which Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement in accordance with the terms and provisions hereof, including without limitation, to receive, endorse and collect all instruments made payable to Obligor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

(b)                                 Obligor hereby ratifies all reasonable actions that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.  The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers.  Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Secured Party or any of its officers, directors, employees or agents be responsible to Obligor for any act or failure to act, except for gross negligence or willful misconduct.

9.                                      Miscellaneous.

(a)                                 Notices.  All notices, requests, consents, demands and other communications hereunder (each, a “Notice”) shall be in writing and delivered to the parties at the addresses set forth herein or to such other address as may be designated by the receiving party in a Notice given in accordance with this section.  All Notices shall be delivered by personal delivery, nationally recognized overnight courier, facsimile or email or certified or registered mail (return receipt requested, postage prepaid).  Except as otherwise provided in this Agreement, a Notice is effective only (a) with written confirmation of delivery or transmission; (b) upon receipt of the receiving party; and (c) if the party giving the Notice has complied with the requirements of this section.

(b)                                 Nonwaiver.  No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)                                  Amendments and Waivers.  This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Obligor and Secured Party.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)                                 Assignments.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Obligor may not, without the prior written consent of Secured Party, assign any of its rights, powers or obligations hereunder.  Any attempted assignment in violation of this section shall be null and void.

(e)                                  Cumulative Rights, etc.  The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Support Agreement or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder.  Obligor waives any right to require Secured Party to proceed against any Person or to exhaust any collateral or to pursue any remedy in Secured Party’s power.

(f)                                   Payments Free of Taxes, Etc.  All payments made by Obligor under this Agreement shall be made by Obligor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings.  In addition, Obligor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement.  Upon request by Secured Party, Obligor shall furnish evidence satisfactory to Secured Party or such Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(g)                                  Partial Invalidity.  If any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h)                                 Expenses.  Each of Obligor and Secured Party shall bear its own costs in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Agreement and the Support Agreement.  Obligor shall pay the reasonable fees and expenses, including reasonable attorneys’ fees, incurred by Secured Party in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Secured Party’s rights and remedies hereunder.

(i)                                     Governing Law; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).  Each party irrevocably consents to service of process in the manner provided for notices in Section 9(a) hereof and agrees that nothing herein shall affect the right of any party hereto to serve process in any manner permitted by applicable law.

(j)                                    Jury Trial.  EACH OF OBLIGOR AND SECURED PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(k)                                 Spousal Consent.  If Obligor is married on the date of this Agreement and resident of a state where Obligor is subject to community property laws, Obligor’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Obligor’s Collateral that do not otherwise exist by operation of law or the agreement of the parties.  If Obligor is resident of a state where Obligor is subject to community property laws should he marry or remarry subsequent to the date of this Agreement, Obligor shall, within thirty (30) days thereafter, obtain his new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Obligor has caused this Agreement to be executed as of the day and year first above written.

OBLIGOR

/s/ Pat Roney
Pat Roney

ACKNOWLEDGED:

SECURED PARTY

TGAM AGRIBUSINESS FUND HOLDDINGS LP

By:	TGAM AGRIBUSINESS FUND GP, LLC
Its General Partner

	By:	AGR PARTNERS, LLC
Its Sole Member

	By:	/s/ Dan Masters
	Name:	Dan Masters
	Title:	Managing Director, AGR Partners

[Signature Page to Security Agreement]

EXHIBIT A

CONSENT OF SPOUSE

I, spouse of           , acknowledge that I have read the Security Agreement, dated as of April 4, 2018, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement.  I am aware that the Agreement contains provisions regarding the transfer of Collateral (as defined in the Agreement), which include, among other things, the shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any Collateral subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such Collateral shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
[Name]

[Exhibit A]

EXHIBIT A

CONSENT OF SPOUSE

I, spouse of Patrick Roney, acknowledge that I have read the Security Agreement, dated as of April 4, 2018, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement.  I am aware that the Agreement contains provisions regarding the transfer of Collateral (as defined in the Agreement), which include, among other things, the shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any Collateral subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such Collateral shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:	4/3/18	/s/ Laura G. Roney
Laura G. Roney

[Exhibit A]